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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2002

THE FINANCIAL COMMERCE NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-27971 (Commission File Number)	22-2582276 (IRS Employer Identification No.)
421 Broad Street Utica, New York 13501 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (315) 738-8232

Item 3. Bankruptcy or Receivership.

        On February 12, 2002, The Financial Commerce Network, Inc. (the "Company") filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") (Case No. 02-11434). The Debtor will continue to manage its properties and operate its business as "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINANCIAL COMMERCE NETWORK, INC. (Registrant)
Date: February 27, 2002	By:	/s/ MARK BELLETIERE Mark Belletiere, President

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SIGNATURE